EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE

LILLY INDUSTRIES, INC. AND SUBSIDIARIES
(In thousands, except per share data)

                                          Year Ended November 30
                                        1997         1996         1995
Primary:
  Average shares outstanding           22,940        22,600       22,677

  Net Income                          $28,095       $18,776      $20,264
  Net Income per common share           $1.22         $0.83        $0.89
                                      =======       =======      =======

  Average shares outstanding           22,940        22,600       22,677
  Dilutive stock options based
     on treasury stock method
     using average market
     price                                460           500          409
                                      -------       -------      -------
                                       23,400        23,100       23,086
                                      =======       =======      =======

  Net Income                          $28,095       $18,776      $20,264
  Net Income per common
     and common equivalent
     share                              $1.20         $0.81        $0.88
                                     ========       =======      =======
Fully diluted:
  Average shares outstanding           22,940        22,600       22,677
  Dilutive stock options based
     on treasury stock method
     using  the higher of year-end,
     quarter-end or average market
     price                                460           600          423
                                     --------       -------      -------
                                       23,400        23,200       23,100
                                     ========       =======      =======

  Net Income                          $28,095       $18,776      $20,264
  Net Income per common
     and common equivalent
     share                              $1.20         $0.81        $0.88
                                     ========       =======      =======